Exhibit 99.1

ARCA Announces Significant Increase in Orders in its Recycling Division

Company expecting one of its best years ever in recycling

Las Vegas, NV (August 29, 2019) —Appliance Recycling Centers of America, Inc. (NASDAQ: ARCI) announced today that it is experiencing significant increases in business in its recycling exchange program. The higher volume of orders comes from facilities in multiple regions in which the company operates its recycling centers. The company is expecting one of its best fiscal years in recycling. The increase in orders is expected to boost sales at its recycling division and the company on a consolidated basis.

Tony Isaac, ARCA CEO, said, “We are delighted at this welcome pick-up in orders at many of our facilities across the United States. It demonstrates, once again, that utility companies trust ARCA to provide reliable, efficient, turnkey recycling services.”

As a result of this increase in business, on August 28, 2019, the company entered into a $2,500,000 line of credit with a related party. As of the date of this press release, $1,000,000 has been drawn and received by the company’s recycling division. The line of credit is a debt-only facility and does not include the issuance of any shares of the company’s common stock, warrants, or other derivative securities. The company expects to file a Current Report on Form 8-K with further details regarding this arrangement.

About ARCA

ARCA and subsidiaries are in the business of recycling major household appliances in North America by providing turnkey appliance recycling and replacement services for utilities and other sponsors of energy efficiency programs. In addition, through GeoTraq, ARCA is engaged in the development, design and ultimately, ARCA expects, the sale of Mobile IoT modules.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including statements with respect to the company’s financial results of its recycling business for the current fiscal year, the increase in sales, and the company’s ability to consummate new financing arrangements with third-party lenders. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with the general economic conditions, competition in the retain and recycling industries and regulatory risks. Other factors that could cause operating and financial results to differ are described in ARCA's periodic reports filed with the Securities and Exchange Commission (the “SEC”). Other risks may be detailed from time to time in reports to be filed with the SEC.